UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2011

CYBEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New York	0-4538	11-1731581
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Trotter Drive, Medway, Massachusetts		02053
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 533-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02: Results of Operation and Financial Condition.

(a) On March 31, 2011, Cybex International, Inc. (the “Company”) issued a press release reporting on its results of operations for the quarter and year ended December 31, 2010. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The press release includes references to non-GAAP financial information that exclude the effects of the 2010 litigation charge and the related increase in valuation allowance against deferred tax assets. A reconciliation to the most directly comparable GAAP measure is included in the financial statements portion of the press release. We are presenting non-GAAP financial information in the press release because we believe that the information is a beneficial supplemental disclosure to investors in analyzing and assessing our operating performance and changes in our financial condition, exclusive of the effects of the litigation charge and related tax impact, and to provide a basis for reviewing our operating performance on a consistent basis for the periods presented. In addition, management utilizes this information in analyzing our performance and for planning purposes.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits

     Exhibit 99.1     Press Release dated March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2011

CYBEX INTERNATIONAL, INC.
(Registrant)

By:	/s/ John Aglialoro
Name: Title:	John Aglialoro Chief Executive Officer